EXHIBIT 32

            The certification set forth below is being submitted in connection with the Annual Report on Form 10-K of Becton, Dickinson and Company for the fiscal year ended September 30, 2005 (the “Report”) for the purpose of complying with Rule 13a-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

            I, Edward J. Ludwig, the Chief Executive Officer of Becton, Dickinson and Company, certify that:

1. such Report fully complies with the requirements of Section 13(a) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Becton, Dickinson and Company.

Date: December 9, 2005

/s/ EDWARD J. LUDWIG
Edward J. Ludwig
Chairman, President and
Chief Executive Officer

EXHIBIT 32

            The certification set forth below is being submitted in connection with the Annual Report on Form 10-K of Becton, Dickinson and Company for the fiscal year ended September 30, 2005 (the “Report”) for the purpose of complying with Rule 13a-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

            I, John R. Considine, the Chief Financial Officer of Becton, Dickinson and Company, certify that:

1. such Report fully complies with the requirements of Section 13(a) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Becton, Dickinson and Company.

Date: December 9, 2005

/s/ JOHN R. CONSIDINE
John R. Considine
Executive Vice President and
Chief Financial Officer